EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ERNST & YOUNG LLP

Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) pertaining to the Clear Channel 2008 Executive Incentive Plan; the Clear Channel 2008 Employee Investment Program; the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan; the Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan; the Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan; the Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan; the Marquee Group, Inc. 1996 Stock Option Plan, the SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (No. 333-152647); and
2.	Registration Statement (Form S-8) pertaining to the Clear Channel Nonqualified Deferred Compensation Plan (No. 333-152648)

of our reports dated March 16, 2010, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc., and the effectiveness of internal control over financial reporting of Clear Channel Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

San Antonio, Texas

March 16, 2010